                                                                      EXHIBIT 21
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SUBSIDIARIES OF THE COMPANY, AS OF MARCH 14, 1997

                                                    Organized      % owned by
                                                      under        immediate
                   Subsidiary                        laws of     parent (1) (2)
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
Baxter International Inc......................... Delaware
 Perfusion Services of Baxter Healthcare
  Corporation.................................... Delaware             100
    Seta Tax Parent.............................. Delaware             100
 Baxter CVG Sub Inc.............................. Delaware             100
    Edwards Intramed............................. Delaware             100
 Baxter Healthcare Corporation................... Delaware             100
    Nextran Parent............................... Delaware             100
    Medication Delivery Devices.................. California           100
 Baxter World Trade Corporation.................. Delaware             100
    Baxter Foreign Sales Corporation............. Barbados             100
    Baxter Export Corporation.................... Nevada               100
    Baxter Argentina SA.......................... Argentina            100
    Industrial y Comercial Baxter de Chile Ltda.. Chile                 99(4)
    Baxter Representacoes Ltda................... Brazil               100
      Baxter Hospitalar Ltda..................... Brazil             85.21(4)
    Baxter SA.................................... Belgium            98.44(4)
      Baxter SA.................................. France             64.57(4)
    Baxter Deutschland GmbH...................... Germany              100
    Baxter SpA................................... Italy              98.74(4)
    Baxter B.V. (Uden)........................... Netherlands        50.83(4)
    Baxter SA.................................... Spain              99.99(4)
    Baxter A/S................................... Denmark              100
    Baxter Pharmacy Services Corporation......... Delaware             100(5)
      Baxter Sales and Distribution Corporation.. Delaware             100
      Baxter Healthcare Corporation of Puerto
       Rico...................................... Alaska               100
    Baxter Healthcare Holdings Ltd............... United Kingdom     99.99(4)
      Baxter Healthcare Limited.................. United Kingdom     99.99(4)
    Baxter Limited............................... Malta                 50(3)
    Baxter Healthcare S.A........................ Panama               100
    Baxter Healthcare Pte Ltd.................... Singapore            100
      Baxter World Trade......................... Belgium            51.74(4)
      Zweigen Parent............................. Switzerland          100
    Baxter Limited............................... Japan                100
    Baxter Healthcare Pty. Ltd................... Australia          99.99(4)
    Baxter Healthcare Ltd........................ New Zealand          100
    Baxter Edwards A.G........................... Switzerland         99.6(4)
    Baxter A.G................................... Switzerland         99.9(4)
    Baxter A/O................................... Russia               100
    Xenomedica A.G............................... Switzerland        99.94(4)
    Baxter S.A. de C.V........................... Mexico              99.9(4)
    Laboratorios Baxter SA (Colombia)............ Delaware             100
    Baxter Corporation (Canada).................. Canada               100
 Baxter Biotech Worldwide Ltd.................... Delaware             100
    Baxter Biotech Holding AG.................... Switzerland          100
      Immuno International AG.................... Switzerland          100
        Immuno--US, Inc.......................... Michigan             100
        Immuno AG................................ Austria            99.99(4)

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Subsidiaries omitted from this list, considered in aggregate as a single subsidiary, would not constitute a significant subsidiary.
                                   * * * * *
(1) Including director's qualifying and other nominee shares.
(2) All subsidiaries set forth herein are reported in the Company's financial statements through consolidations or under the equity method of accounting.
(3) 50% owned by Baxter World Trade Corporation and 50% owned by Baxter SA (France).
(4) Remaining shares owned by the Company, its subsidiaries or employees.
(5) Of common stock.

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